Exhibit 99.1

Altair Signs Definitive Agreement with Siemens to be Acquired for $10.6 Billion

Altair Stockholders to Receive $113 Per Share in Cash

TROY, Mich., Oct. 30, 2024 /PRNewswire/ — Altair (Nasdaq: ALTR), a global leader in computational intelligence, today announced that it has entered into a definitive agreement to be acquired by Siemens, a leading technology company focused on industry, infrastructure, mobility, and healthcare. Altair stockholders will receive $113.00 per share in cash, representing an equity value of approximately $10.6 billion. The $113.00 per share cash consideration represents a 19% premium to the closing price of Altair common stock on October 21, 2024, the last trading day prior to media speculation regarding a potential transaction, and a 13% premium to Altair’s unaffected all-time high closing price.

“This acquisition represents the culmination of nearly 40 years in which Altair has grown from a startup in Detroit to a world-class software and technology company. We have added thousands of customers globally in manufacturing, life sciences, energy and financial services, and built an amazing workforce, and innovative culture,” said James Scapa, Altair’s founder and CEO. “We believe this combination of two strongly complementary leaders in the engineering software space brings together Altair’s broad portfolio in simulation, data science, and HPC with Siemens’ strong position in mechanical and EDA design. Siemens’ outstanding technology, strategic customer relationships, and honest, technical culture is an excellent fit for Altair to continue its journey driving innovation with computational intelligence.”

“Acquiring Altair marks a significant milestone for Siemens. This strategic investment aligns with our commitment to accelerate the digital and sustainability transformations of our customers by combining the real and digital worlds. The addition of Altair’s capabilities in simulation, high performance computing, data science, and artificial intelligence together with Siemens Xcelerator will create the world’s most complete AI-powered design and simulation portfolio,” said Roland Busch, President and CEO of Siemens AG. “It is a logical next step: we have been building our leadership in industrial software for the last 15 years, most recently, democratizing the benefits of data and AI for entire industries.”

Approvals and Timing

The transaction, which was unanimously approved by the Altair Board of Directors, is expected to close in the second half of 2025, following the receipt of regulatory approvals, Altair stockholder approval and the satisfaction of customary closing conditions. Upon completion of the transaction, Altair’s common stock will no longer be listed on any public stock exchange.

Third Quarter 2024 Financial Results

In a separate press release, Altair today announced its third quarter fiscal year 2024 financial results. The press release is available on the Investor Relations section of the Company’s website. In light of the announced transaction with Siemens, Altair has cancelled its earnings conference call previously scheduled for 5:00 p.m. ET / 2:00 p.m. PT this afternoon, October 30, 2024.

Advisors

Citi and J.P. Morgan Securities LLC are serving as financial advisors to Altair, and Davis Polk & Wardwell LLP and Lowenstein Sandler LLP are serving as the Company’s legal advisors.

About Altair Altair is a global leader in computational intelligence that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics, and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. To learn more, please visit www.altair.com.

About Siemens

Siemens AG (Berlin and Munich) is a leading technology company focused on industry, infrastructure, mobility, and healthcare. The company’s purpose is to create technology to transform the everyday, for everyone. By combining the real and the digital worlds, Siemens empowers customers to accelerate their digital and sustainability transformations, making factories more efficient, cities more livable, and transportation more sustainable. Siemens also owns a majority stake in the publicly listed company, Siemens Healthineers, a leading global medical technology provider shaping the future of healthcare. In fiscal 2023, which ended on September 30, 2023, the Siemens Group generated revenue of €74.9 billion and net income of €8.5 billion. As of September 30, 2023, the company employed around 305,000 people worldwide on the basis of continuing operations. Further information is available on the Internet at www.siemens.com.

Important Information and Where to Find It

This communication relates to a proposed transaction between Altair and Siemens Industry Software Inc. (“Parent”). In connection with this proposed transaction, Altair will file a Current Report on Form 8-K with further information regarding the terms and conditions contained in the definitive transaction agreements and a proxy statement on Schedule 14A or other documents with the United States Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document that Altair may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ALTAIR ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, when available, will be mailed to stockholders of Altair as applicable. Investors and security holders will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by Altair through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Altair will be available free of charge on Altair’s internet website at https://investor.altair.com or by contacting Altair’s primary investor relations contact by email at ir@altair.com or by phone at (248) 614-2400.

Participants in Solicitation

Altair, Parent, Siemens AG, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Altair, their ownership of Altair common shares, and Altair’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm), in its proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders in the sections entitled “Corporate Governance Matters,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Related Persons”, which was filed with the SEC on April 5, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000119312524087903/d722499ddef14a.htm), certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Altair’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Altair Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for Altair prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Altair based on current expectations and assumptions relating to Altair’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Altair, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Altair to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, dated October 30, 2024, with Siemens (the “Merger Agreement”), including in circumstances requiring Altair to pay a termination fee, (ix) the risk that competing offers will be made; (x) unexpected costs, charges or expenses resulting from the merger, (xi) potential litigation relating to the merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that Altair’s businesses serve which could have an effect on demand for Altair’s products and impact Altair’s profitability and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Altair’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A—Risk Factors of Altair’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Altair’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and Altair does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of Altair.

Media Relations

Jennifer Ristic

216-849-3109

jristic@altair.com

Investor Relations

Stephen Palmtag

669-328-9111

spalmtag@altair.com